UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AltShares Trust

(Exact name of registrant as specified in its charter)

Delaware	47-2058781
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

41 Madison Avenue, 42nd Floor New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
AltShares Event-Driven ETF, shares of beneficial interest, no par value	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-233772.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.                DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, no par value, of AltShares Event-Driven ETF, a series of AltShares Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 5 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-233772; 811-23475) as filed with the Securities and Exchange Commission on September 15, 2021, which description is incorporated herein by reference.  Any form of supplement to the Registration Statement which was subsequently filed after September 15, 2021, is hereby also incorporated by reference herein.

ITEM 2.                EXHIBITS.

1.             The Trust’s Certificate of Trust, dated June 5, 2019, is incorporated herein by reference to Exhibit (a)(1) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-233772; 811-23475), as filed with the Securities and Exchange Commission on September 16, 2019.

2.             The Trust’s Certificate of Amendment to the Certificate of Trust, dated October 1, 2019, is incorporated herein by reference to Exhibit (a)(2) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-233772; 811-23475), as filed with the Securities and Exchange Commission on May 4, 2020.

3.             The Trust’s Amended and Restated Trust Instrument, dated June 5, 2019, is incorporated herein by reference to Exhibit (a)(2) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-233772; 811-23475), as filed with the Securities and Exchange Commission on May 4, 2020.

4.             The Trust’s Amended and Restated By-Laws, dated June 5, 2019, are incorporated herein by reference to Exhibit (b) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-233772; 811-23475), as filed with the Securities and Exchange Commission on May 4, 2020.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 15, 2021

AltShares Trust

By:	/s/ John S. Orrico
Name:	John S. Orrico
Title:	President and Chairman of the Board of Trustees